SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: January 10, 2006
(Date of earliest event reported)
CAPSTEAD MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-08896 (Commission File Number)	75-2027937 (I.R.S. Employer Identification No.)

8401 North Central Expressway Suite 800 (Address of Principal Executive Offices)	75225 (Zip code)
(214) 874-2323
Registrant’s Telephone Number, Including Area Code
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On January 10, 2006, the Compensation Committee of the Board of Directors approved 2005 performance-based incentive compensation payments to the Company’s executive management team in recognition of accomplishments this past year in the face of a difficult operating environment. The Committee also established 2006 salaries at the same level as paid in 2005. These actions will be more fully described in the Compensation Committee Report to be included in the Company’s 2006 proxy statement scheduled for distribution to stockholders in early March 2006.
     Incentive compensation payments made to the Company’s executive management for 2005 were as follows:

Andrew F. Jacobs President and Chief Executive Officer	$340,000
Robert R. Spears, Jr. Senior Vice President — Asset and Liability Management	270,000
Amar R. Patel Senior Vice President — Asset and Liability Management	200,000
Phillip A. Reinsch Senior Vice President, Chief Financial Officer and Secretary	180,000
Michael W. Brown Vice President — Asset and Liability Management and Treasurer	100,000
     The Compensation Committee also approved an incentive compensation program for 2006 with terms similar to the 2005 incentive compensation program as described in the Compensation Committee Report included in the Company’s 2005 definitive proxy statement distributed to stockholders in March 2005.
SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 24, 2006

CAPSTEAD MORTGAGE CORPORATION
By:	/s/ PHILLIP A. REINSCH
Phillip A. Reinsch
Senior Vice President and Chief Financial Officer